Filed Pursuant to Rule 424(b)(5)
Registration No. 333-189783

(To the Prospectus dated August 5, 2013)

4,838,710 of Shares of Common Stock

Mandalay Digital Group, Inc. is offering 4,838,710 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNDL”. On August 15, 2013, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.11 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock or other securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. The aggregate market value of our outstanding voting and nonvoting common equity as calculated pursuant to General Instruction I.B.6 is $57,279,447. For purposes of this calculation we have used the closing price on June 20, 2013, which was $4.93. We have not sold any of our securities in reliance on General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Our business and an investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the corresponding section of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.48	$12,000,000.80
Underwriting discount(1)	$0.1612	$780,000.52
Proceeds, before expenses, to Mandalay Digital Group, Inc.	$2.3188	$11,220,000.75

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for a description of compensation provided to the underwriter.

The underwriter may purchase up to an additional 725,806 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

The underwriter expects to deliver the shares against payment on or about August 21, 2013.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is August 20, 2013

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or additional information, you should not rely on it. We are not offering to sell or seeking offers to buy our securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. When we deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, on Form S-3 (File No. 333-189783) on July 3, 2013 and which was declared effective by the SEC on August 5, 2013. Under the shelf registration process, we may offer from time to time shares of our common stock, preferred stock and warrants. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where You Can Find More Information” before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “we,” “us,” “our” and similar terms used in this prospectus supplement and the accompanying prospectus refer to Mandalay Digital Group, Inc. and its consolidated subsidiaries.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this prospectus or the documents incorporated by reference. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Our limited cash and a history of losses;
•	Our ability to complete customer transactions and strategic acquisitions;
•	Risks and costs associated with product development;
•	The outcome of our plans for future operations and growth;
•	Successful integration of acquired businesses;
•	Economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	The highly competitive nature of our industry;
•	Our ability to attract and retain qualified managers and skilled employees;
•	Our ability to raise sufficient capital when needed, or at all;
•	Local, regional, national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession;
•	Political instability, acts of war or terrorism, or natural disasters;
•	Continued volatility in the credit and equity markets and the resulting effect on the general economy; and
•	Our success at managing the risks involved in the foregoing items.

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus or any prospectus supplement or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Forward-looking statements may be contained in this prospectus or any prospectus supplement (and the documents incorporated by reference herein or therein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K/A or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in us should consider all risks and uncertainties disclosed in our filings with the SEC described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. Reference in this prospectus to “the Company,” “Mandalay Digital Group,” “Mandalay”, “we”, “us”, and “our” refer to Mandalay Digital Group, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

Our Company

Mandalay is at the convergence of Internet media content and mobile communications. We are an established provider of mobile services enabling mobile content distribution and transactions serving mobile operators, end consumers, and original equipment manufacturers (OEM’s) of mobile devices and tablets. Our software as a service (“SaaS”) based platform delivers a mobile services platform that works with mobile operators and third-party publishers to provide portal management, user interface, content development and billing technology that enables the ecosystem required for the global distribution of mobile content. Our platforms provide our customers with the tools to implement an intuitive user experience and storefront, enabling the discovery, purchase and download of mobile content. Our integrated solutions address the mobile ecosystem spanning mobile optimized websites, mobile applications, mobile merchandising and content management, mobile messaging, mobile advertising, mobile billing and predictive analytics. Our solutions empower our customers to drive loyalty, generate revenue and re-engineer business processes to capture the advantages of their mobile-enabled customer base. Our predictive analytics capabilities allow our customers to recommend the right solution to their end-customer based upon the consumers’ tastes and preferences. We are headquartered in Los Angeles and have offices in Europe, Israel and Australia to support our global sales and marketing efforts.

Key Operating Divisions

Through its acquisitions of Digital Turbine, Logia, and MIA, the Company now has five product suites that provide an end-to-end solution for operators, device OEM’s, and other third parties to monetize mobile content. Those solutions are branded: Digital Turbine Ignite, Digital Turbine IQ, Digital Turbine Marketplace, Digital Turbine Content, and Digital Turbine Pay. The solutions can be sold together as a holistic “end-to-end” product suite or de-bundled individually, depending up on the needs of the customer.

Digital Turbine

On December 28, 2011, the Company acquired the assets of Digital Turbine Group, LLC, the developer of Digital Turbine, which has been re-branded as “Digital Turbine IQ”, a technology platform that allows media companies, mobile carriers, and their OEM handset partners to take advantage of multiple mobile operating systems across multiple networks, and offers solutions that allow them to maintain their own branding and personalized, one-to-one relationships with each end-user. IQ’s cross-platform user interface and multimedia management system for carriers and OEMs can be integrated with different operating systems to provide a more organized and unified experience for end-users of mobile content across search, discovery, billing, and delivery. Other aspects of the platform, such as a smart content discovery toolbar, allows carriers and OEMs to control the data presented to their users while giving the end-user a more efficient way of finding and purchasing the desired content.

With the acquisition and integration of the assets of Digital Turbine, the Company is able to provide an end-to-end, modular platform to the Company’s existing carrier customers. The combined Digital Turbine offering allows new and existing customers to choose from a fully outsourced, smart mobile ecosystem to more efficient, modular components that can be integrated with different operating systems to provide a more unified experience for end-users of mobile content across search, discovery, billing, and delivery.

Based upon the initial launch data, the Company believes there is an opportunity to integrate its IQ platform with new and existing mobile carriers. Mobile carriers are facing increased competition from competing mobile application storefronts and improved user experiences from other retailing, social networking, and operating system providers including Apple, Google, Amazon, and Facebook. As a result, operators are looking for new, innovative solutions to better manage their existing user experience. The IQ platform can be “whitelabeled” to allow operators to custom tailor their own unique branding experience to the customer.

In addition to improved user experiences, many operators are looking for end-to-end solutions for their mobile storefronts that include procuring and programming the content, managing the content experience, ingesting content into the content management system (CMS), securely installing and de-installing applications from the device, and integrating with the back-end elements such as billing interfaces, analytics, settlement, and reporting.

Digital Turbine Ignite is a mobile application management software that is pre-installed on devices to help operators and content providers pre-install software in a more automated and segmented fashion. This software allows operators to customize the out-of-the-box experience for customers and monetize their homescreens via Cost-Per-Install or CPI arrangements with third party software developers. The Company has launched with numerous new customers for Digital Turbine Ignite such as Telefonica, Avea Turkey, and Cellcom Israel.

Digital Turbine IQ is a User Experience and User Interface that enables customers to search and discover content from various sources including social media, search engines, and applications. Early results from the Digital Turbine IQ product indicate that customers are more satisfied and purchase more content when the IQ software is being utilized as the primary search and discovery vehicle. To date, IQ has been deployed with Boost in Australia, Cellcom in Israel, and Axis in Indonesia.

Digital Turbine Marketplace is an application storefront that manages the retailing of mobile content including features such as merchandizing, product placements, reporting, pricing, promotions, and distribution of digital goods. The Digital Turbine Marketplace is deployed with many operators around the world including with operators in Australia, Israel, Philippines, and Italy.

Digital Turbine Content is the primary revenue generating product from Digital Turbine today. It includes the distribution and licensing of content across multiple content categories including music, applications, wallpapers, eBooks, and games. The Company has its content being sold across multiple geographies including such as Australia, Israel, Turkey, Indonesia, Philippines, Italy, India and Germany.

DT Pay is an Application Programming Interface (“API”) that integrates between mobile operators billing infrastructure and content publishers to facilitate mobile commerce. Increasingly, mobile content publishers want to go directly to consumers to sell their content versus sell through traditional distributors such as Google Play or Apple Application Store. DT Pay allows the publishers and the operators to monetize those applications by allowing the content to be billed directly to the consumer via the operator bill. Currently, DT Pay is launched in both Australia and Italy.

MIA

On April 12, 2013, the Company, through its indirect wholly owned subsidiary organized under the laws of Australia, acquired all of the issued and outstanding stock of Mirror Image International Holdings Pty Ltd (“MIAH”). MIAH owns direct or indirect subsidiaries that we refer to as the “MIA Group”. The acquired business of the MIA Group is referred to as “MIA” in this prospectus.

MIA is a leading mobile solutions provider based in Australia. MIA has extensive content licenses with major brands as well as a proprietary content management and billing integration system called “Sphere”. MIA enables experiences on connected devices by enabling the delivery of content and applications to multiple devices, across any network, in any format. The Sphere platform enables carriers, media companies and brands to work together.

Logia

The Company acquired the assets of Logia Group, Ltd. on September 13, 2012. As a part of the transaction, the Company, through one or more subsidiaries acquired, among other things, the assets comprising the “LogiaDeck” software, which has been rebranded “Digital Turbine Ignite” (Ignite), and certain operator and other contracts related to the business. Ignite is a patent pending mobile application management solution that enables operators and device OEM’s to pre-install and manage applications from a single web interface. It simplifies the device launch process for operators as well as allows the Company and the operator or OEM to monetize their devices with pre-installation of applications.

Logia’s solutions for top-tier mobile operators and content providers include device application management solutions, white label app and media stores, in-app payment solutions, app-based value added services, and mobile social music and TV offerings. Logia operates in more than 20 countries and provides services to more than 50 leading mobile carriers. It has relationships with over 500 app developers and content vendors and well as business agreements with unique mobile platforms and service providers. The largest customer of Logia is the Israeli mobile operator, Cellcom which accounts for more than 50% of Logia’s revenues. Our strategy is to combine Logia’s mobile solutions, carrier relationships and global distribution capabilities with the IQ user experience to provide a ‘best-in-class’, end-to-end solution for the Company’s carrier partners to fully monetize their mobile content catalogs as well as third-party offerings. The Company has signed contracts to license the Ignite solution with numerous global customers including Telefonica, Cellcom, and Avea.

Twistbox Entertainment, Inc.

On February 12, 2008, the Company completed its acquisition of Twistbox Entertainment, Inc. (“Twistbox”).

Twistbox is a global publisher, developer and enabler of mobile content and data services across mobile networks. Twistbox provides its services in over 14 countries supporting over 50 carriers. Twistbox has leveraged its intellectual property and carrier-class platforms to secure agreements with leading mobile operators throughout the world including, among others, Vodafone, Telefonica, and Orange.

Twistbox currently has a large number of distribution agreements with mobile operators and portals in Europe and North America. Twistbox currently has distribution agreements with more than 15 single territory operators in 11 countries. The strength and coverage of these relationships is of paramount importance and the ability to support and service them is a vital channel for Twistbox’s new product offerings and services.

We are still considering the future status and role of Twistbox in relation to our focus on the IQ platform. Although it is one of our active businesses, Twistbox revenues have been declining, which we expect to continue for the foreseeable future. At the same time, we are leveraging its existing customer base for offerings by IQ. While offering the IQ platform to Twistbox customers is an attractive strategy, it continues to entail significant risks, some of which are described in the “Risk Factors” set forth in our Annual Report on Form 10-K, and includes the risk that Twistbox may operate at a deficit while we work on launching the suite of IQ products, which, in turn, entails business and financial risks and the possibility of needing additional capital and the associate dilution.

Corporate Information

Our facilities and executive offices are located at 2811 Cahuenga Blvd West Los Angeles, CA 90068, and our telephone number is (323) 472-5461. Additional information about us is available on our website at www.mandalaydigital.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “MNDL.”

The Offering

Securities offered by us
4,838,710 shares of common stock
Common stock to be outstanding after this offering
29,844,562 shares of common stock or 30,570,368 if the underwriter exercises the over-allotment option, including in each case the shares issued in the debt conversion (see “Debt Conversion”).
Over-allotment option
725,806 shares of common stock
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including working capital, product development and capital expenditures. In addition, we intend to repay approximately $1.8 million of indebtedness currently outstanding from our acquisition of MIA, and up to an additional approximately $1.5 million in junior secured debt owed to a non-affiliate in the TAJA transaction. See “— Recent Events” and “Use of Proceeds” on page S-9.
Debt Conversion
It is a condition to consummation of this offering that all of the $3.4 million in principal and interest of the convertible secured debt held by two directors and their affiliated investment funds or trusts be converted into common stock, at the closing, for the pre-existing contractual conversion price. See “Debt Conversion” on page S-9.
Risk factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before investing in our securities.
NASDAQ Capital Market trading symbol
MNDL

The number of shares of common stock to be outstanding after this offering is based on 20,508,188 shares outstanding on August 14, 2013, and excludes as of that date:

•	options representing the right to purchase a total of 1,857,171 shares of common stock at a weighted average exercise price of $6.73 per share; and
•	warrants representing the right to purchase a total of 4,207,239 shares of common stock at a weighted-average exercise price of $2.48 per share.

The information above also excludes 20,000 shares of common stock issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock (based on an assumed conversion price of $5.00 per share). See “Description of Capital Stock — Preferred Stock — Series A Convertible Preferred Stock” on page 13 of the accompanying prospectus. In addition, the information above also excludes (i) the shares issued in the TAJA transaction described under “— Recent Events,” which shares are to be issued at the closing of such transaction shortly after the closing of this offering and (ii) up to approximately 450,000 shares of common stock issuable to the MIA shareholders under the make-whole right previously disclosed in the Company’s July 11, 2013 current report on Form 8-K.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option.

Recent Events

Quarterly Report

On August 14, 2013, we filed our quarterly report on Form 10-Q for the quarter ended June 30, 2013.

Reverse Split

On April 12, 2013, we effected a 1-for-5 reverse stock split of our common stock, or the Reverse Stock Split. As a result of the Reverse Stock Split, every five shares of our pre-Reverse Stock Split common stock were combined and reclassified into one share of our common stock. The Reverse Stock Split did not change the authorized number of shares or the par value of our common stock. Certain of the information contained in the documents incorporated by reference in this prospectus present information on our common stock on a pre-Reverse Split basis.

TAJA Transaction

On August 15, 2013 the Company entered into a Financing Agreement with TAJA, LLC, a non-affiliate of the Company, whereby, TAJA converted $1.0 million of the outstanding principal amount of its unsecured convertible debt under its terms into 285,714 shares of Company common stock and the remaining principal of $180,000 and unpaid interest of $55,997 (in the amount of $235,997) was exchanged for a like amount of additional junior secured debt (under a pre-exisiting Second Amended and Restated Senior Subordinated Secured Note Due June 21, 2013 between Twistbox Entertainment, Inc., a subsidiary of the Company, or the “Notes”). Giving effect to the transaction the new current remaining balance of principal and interest under the Notes was $1.5 million (the amount referenced in Use of Proceeds above) and the unsecured convertibles notes were deemed repaid in full.

As described in the Current Report on Form 8-K on August 15, 2013 further describing the TAJA transaction, the Company issued 80,000 shares and a 120,000 share warrant as consideration in this transaction.

Letter to Director

One of our directors and its affiliates received a letter from the enforcement staff of the Securities and Exchange Commission stating that it is conducting an investigation into deficiencies and timeliness of certain Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934, and of certain Schedule 13Ds, some of which forms and schedules relate to holdings of stock of the Company. The Company is not to its knowledge the subject of the investigation, there are no allegations of fraud or improper conduct and the letter states that the investigation does not mean any conclusions have been made that a violation occurred or that the staff has a negative opinion of any person or entity. The Company believes that if there are in fact any deficiencies or late filings, then they do not relate to any action or inaction by the Company.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to the Offering

Our stock price is volatile.

The market price of our common stock has been, and we expect will continue to be, subject to significant volatility. The value of our common stock may decline regardless of our operating performance or prospects. Factors affecting our market price include:

•	our perceived prospects;
•	variations in our operating results and whether we have achieved key business targets;
•	changes in, or our failure to meet, earnings estimates;
•	changes in securities analysts’ buy/sell recommendations;
•	differences between our reported results and those expected by investors and securities analysts;
•	announcements of new contracts by us or our competitors;
•	market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors; and
•	general economic, political or stock market conditions.

Recent events have caused stock prices for many companies, including ours, to fluctuate in ways unrelated or disproportionate to their operating performance. The general economic, political and stock market conditions that may affect the market price of our common stock are beyond our control. The market price of our common stock at any particular time may not remain the market price in the future.

We have a significant number of outstanding warrants and options, and future sales of the shares obtained upon exercise of these options or warrants could adversely affect the market price of our common stock.

As of August 13, 2013, we had outstanding options exercisable for an aggregate of 1,857,171 shares of common stock at a weighted average exercise price of $6.73 and warrants to purchase up to 4,207,239 shares of our common stock at an exercise price of $2.48 per share. We have obligations to register the issuance of substantially all the shares issuable upon exercise of the warrants, and they will be freely tradable by the exercising party upon issuance. The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As our stock price rises, the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

As of August 15, 2013 we also have an aggregate of 4,497,664 shares subject to issuance upon conversion of approximately $3.4 million of convertible debt (inclusive of payable in kind and accrued interest payments) at an effective conversion price of $0.75 per share. This debt is held by affiliates and it is a condition to closing the offering that it converts in accordance with its terms into common stock at the closing. See “Debt Conversion.” In addition, as described in Recent Events, an additional 384,382 shares will be subject to issuance upon conversion of $1.5 million in secured debt in connection with the TAJA transaction.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Our corporate governance structure may prevent our acquisition by another company at a premium over the public trading price of our shares.

Provisions of our restated certificate of incorporation, as amended, or our certificate of incorporation, and our amended and restated bylaws, as amended, or our bylaws, and of Delaware corporate law could delay or make more difficult an acquisition of our company by merger, tender offer or proxy contest, even if such an acquisition could create an immediate benefit to our stockholders.

In addition, our board of directors has the authority to issue up to 2,000,000 shares of preferred stock and to determine the terms, rights and preferences of this preferred stock, including voting rights of those shares, without any further vote or action by the stockholders. At August 14, 2013, 1,900,000 shares of preferred stock remained unissued. The rights of the holders of common stock may be subordinate to, and adversely affected by, the rights of holders of preferred stock that may be issued in the future. The issuance of preferred stock could also make it more difficult for a third party to acquire a majority of our outstanding voting stock, even at a premium over our public trading price.

See the section in the accompanying prospectus entitled “Description of Capital Stock — Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents.”

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business.

You will experience immediate dilution in the book value per share of common stock as a result of this offering.

Investors in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the public offering price per share of common stock and the “adjusted” net tangible book value per share after giving effect to the offering. Our net tangible book value as of June 30, 2013 was approximately ($11.1) million, or ($0.54) per share of our common stock based on 20,508,188 shares outstanding. After we issue 4,838,710 shares of common stock at a public offering price of $2.48 per share, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2013, would have been approximately $(0.08) million, or $(0.0) per share of our common stock, assuming no exercise of the over-allotment option. This amount represents an immediate increase in net tangible book value of $0.54 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.48 per share to investors in this offering. This excludes any dilution from the debt conversion. See the sections entitled “Dilution” and “Debt Conversion” below.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $11.05 million (or approximately $12.7 million if the underwriter exercises its over-allotment option in full from us) after deducting estimated underwriter fees and estimated offering expenses that we must pay and assuming we sell the maximum number of shares offered hereby.

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, and to repay approximately $1.8 million in indebtedness currently outstanding from our acquisition of MIA as well as the repayment of up to approximately $1.5 million in junior secured debt owed to a non-affiliate. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

Pending use of the proceeds as described above or otherwise, we intend to invest the net proceeds in money market funds and/or short-term interest-bearing, investment-grade securities.

DEBT CONVERSION

Trinad Capital Master Fund, L.P., an affiliate of our director Robert Ellin, holds a convertible note we issued on June 21, 2010, in the principal amount of $1.5 million and accrued interest (a portion of which is payable in-kind) through August 15, 2013 of $0.52 million.

The Guber Family Trust, an affiliate of our director Peter Guber, holds a convertible note we issued on June 21, 2010, in the principal amount of $1.0 million and accrued interest (a portion of which is payable in-kind) through August 15, 2013 of $0.35 million.

Both such notes grant the holders the right to convert the principal and interest outstanding on such notes into our common stock at the price of $0.75 per share.

Both Trinad Capital Master Fund, L.P. and the Guber Family have agreed to convert, subject only to the closing of the offering, all principal and accrued interest under such notes into our common stock at the contractual $0.75 per share price. As of August 15, 2013 the aggregate amount to be converted of $3.4 million would convert into approximately 4.5 million shares of common stock.

DETERMINATION OF OFFERING PRICE

We established the public offering price following negotiations with the underwriter and with reference to the prevailing market price of our common stock, recent trends in such price, daily average trading volume of our common stock, our current stage of development, future capital needs and other factors.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Our net tangible book value as of June 30, 2013 was approximately ($11.1) million, or ($0.54) per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on June 30, 2013. After we issue 4,838,710 shares of common stock at public offering price of $2.48 per share, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2013 would have been approximately $(0.08) million, or $(0.0) per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.54 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.48 per share to new investors purchasing shares of our common stock in this offering.

We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the public offering price per share of our common stock. The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per share		$2.48
Net tangible book value per share as of June 30, 2013	$(0.54)
Increase per share attributable to new investors	$0.54
As adjusted net tangible book value per share after this offering		$0.0
Dilution per share to new investors		$2.48

The number of shares of common stock to be outstanding after this offering is based on 20,508,188 shares outstanding on August 14, 2013, and excludes as of that date:

•	options representing the right to purchase a total of 1,857,171 shares of common stock at a weighted average exercise price of $6.73 per share; and
•	warrants representing the right to purchase a total of 4,207,239 shares of common stock at a weighted-average exercise price of $2.48 per share.

The information above also excludes 20,000 shares of common stock issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock (based on an assumed conversion price of $5.00 per share). See “Description of Capital Stock — Preferred Stock — Series A Convertible Preferred Stock” on page 13 of the accompanying prospectus. In addition, the information above also excludes the 285,714 shares issued in the TAJA transaction described under Recent Events, which shares are to be issued at the closing of such transaction shortly after the closing of this offering, and the shares issued in the debt conversion.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We have entered into an underwriting agreement, dated August 16, 2013, with Ladenburg Thalmann & Co. Inc., who we refer to as the “underwriter.” The underwriting agreement provides for the purchase of a specific number of shares of our common stock. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of our securities set forth opposite its name below.

Name of Underwriter	Number of Shares
Ladenburg Thalmann & Co., Inc.	4,838,710

A copy of the underwriting agreement will be filed on a current report on Form 8-K and be incorporated by reference into the registration statement of which this prospectus is a part.

We have been advised by the underwriter that it proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus. Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.1612 per share. The underwriter may allow, and these selected dealers may re-allow, a concession of not more than $0.1612 per share to other brokers and dealers.

The underwriting agreement provides that the underwriter’s obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase and pay for all of the units offered by this prospectus other than those covered by the over-allotment option, if any of these securities are purchased.

No action has been taken by us or the underwriter that would permit a public offering of the shares of common stock in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of shares of common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares of common stock in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

Underwriting discount and expenses

The following table summarizes the underwriting discount and expenses to be paid to the underwriter by us.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$2.48	$12,000,000.80	$13,799,999.68
Underwriting discount (6.5%)	$0.1612	$780,000.52	$897,000.45
Proceeds, before expenses, to us	$2.3188	$11,220,000.75	$12,902,999.23

(1)	We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $175,000.

We have agreed to pay a non-accountable expense allowance to the underwriter equal to 0.50% of the public offering price; provided however a non-accountable expense allowance shall be paid in connection with the over-allotment option only if such over-allotment option is exercised.

The securities we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

Other Relationships

Upon completion of this offering and contingent upon this offering raising at least $10 million, we have granted the underwriter a right of first refusal under certain circumstances to act as lead or co-lead underwriter or placement agent in connection with any subsequent public or private offering of equity securities or other capital markets financing by us. This right of first refusal extends for one year from the date of this offering. The terms of any such engagement of the underwriter will be determined by separate agreement.

The underwriter may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

Over-allotment option

We have granted to the underwriter an option, exercisable no later than 30 calendar days after the date of the underwriting agreement to purchase up to 725,806 additional units at a price of $2.3188 per share from us to cover overallotments. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional units on the same terms as the other units being offered hereby.

Determination of offering price

The public offering price of the units we are offering and the exercise price and other terms of the warrants were negotiated between us and the underwriter, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the units we are offering and the exercise price and other terms of the warrants include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

Our officers and directors, and each of their respective affiliates and associated partners, have agreed with the underwriter to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not to offer for sale, contract to sell, sell, distribute, grant any option, right to warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the date of this prospectus, although we will be permitted to issue stock options to directors, officers, employees and consultants under our existing plans. The 90 day lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer.

Stabilization, short positions and penalty bids

The underwriter may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

•	Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The underwriter may close out any short position by purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make with respect to any of these liabilities.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Ellenoff Grossman & Schole, LLP, New York, New York, is acting as counsel for the underwriter.

EXPERTS

The consolidated financial statements of Mandalay Digital Group, Inc. incorporated in this prospectus supplement by reference to the 2013 Annual Report on Form 10-K (as amended) of Mandalay Digital Group, Inc. for the years ended March 31, 2013 and 2012 and for each of years then ended have been so incorporated in reliance on the report of SingerLewak LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, as amended, to register the securities offered by this prospectus supplement. However, this prospectus supplement does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.suptech.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Please see the base prospectus section entitled “Documents Incorporated by Reference.”

Prospectus

$30,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

We may offer and sell, from time to time, separately or together in any combination, common stock, preferred stock, debt securities or warrants for total gross proceeds of up to $30,000,000. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts.

You should read carefully this prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement and any related free writing prospectus before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information containing in this prospectus.

Our common stock is traded on the NASDAQ Capital Market under the symbol “MNDL.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. As of June 28, 2013, the closing sale price of our common stock on the NASDAQ Capital Market was $4.45 per share. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our Securities involves a high degree of risks. You should review carefully and consider the risk factors included under the heading “Risk Factors” in the applicable prospectus supplement and in any free writing prospectus and under that heading or similar headings in the other documents incorporated by reference in this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $30,000,000 in the aggregate. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, a prospectus supplement will be provided that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

You should read this prospectus, the applicable prospectus supplement or free writing prospectus we have authorized for use in connection with a specific offering, and the information incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus before making an investment in our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” for more information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement along with information contain in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus or a prospectus supplement is delivered or when any sale of our securities occurs.

Reference in this prospectus to “the Company,” “Mandalay Digital Group”, “we”, “us”, and “our” refer to Mandalay Digital Group, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, including the risks discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Company

Mandalay is at the convergence of Internet media content and mobile communications. We are an established provider of mobile services enabling mobile content distribution and transactions serving mobile operators, end consumers, and original equipment manufacturers (OEM’s) of mobile devices and tablets. Our software as a service (“SaaS”) based platform delivers a mobile services platform that works with mobile operators and third-party publishers to provide portal management, user interface, content development and billing technology that enables the ecosystem required for the global distribution of mobile content. Our platforms provide our customers with the tools to implement an intuitive user experience and storefront, enabling the discovery, purchase and download of mobile content. Our integrated solutions address the mobile ecosystem spanning mobile optimized websites, mobile applications, mobile merchandising and content management, mobile messaging, mobile advertising, mobile billing and predictive analytics. Our solutions empower our customers to drive loyalty, generate revenue and re-engineer business processes to capture the advantages of their mobile-enabled customer base. Our predictive analytics capabilities allow our customers to recommend the right solution to their end-customer based upon the consumers’ tastes and preferences. We are headquartered in Los Angeles and have offices in Europe, Israel and Australia to support our global sales and marketing efforts.

Key Operating Divisions

Through its acquisitions of Digital Turbine, Logia, and MIA, the Company now has five product suites that provide an end-to-end solution for operators, device OEM’s, and other third parties to monetize mobile content. Those solutions are branded: Digital Turbine Ignite, Digital Turbine IQ, Digital Turbine Marketplace, Digital Turbine Content, and Digital Turbine Pay. The solutions can be sold together as a holistic “end-to-end” product suite or de-bundled individually, depending up on the needs of the customer.

Digital Turbine

On December 28, 2011, the Company acquired the assets of Digital Turbine Group, LLC, the developer of Digital Turbine, which has been re-branded as “Digital Turbine IQ”, a technology platform that allows media companies, mobile carriers, and their OEM handset partners to take advantage of multiple mobile operating systems across multiple networks, and offers solutions that allow them to maintain their own branding and personalized, one-to-one relationships with each end-user. IQ’s cross-platform user interface and multimedia management system for carriers and OEMs can be integrated with different operating systems to provide a more organized and unified experience for end-users of mobile content across search, discovery, billing, and delivery. Other aspects of the platform, such as a smart content discovery toolbar, allows carriers and OEMs to control the data presented to their users while giving the end-user a more efficient way of finding and purchasing the desired content.

With the acquisition and integration of the assets of Digital Turbine, the Company is able to provide an end-to-end, modular platform to the Company’s existing carrier customers. The combined Digital Turbine offering allows new and existing customers to choose from a fully outsourced, smart mobile ecosystem to more efficient, modular components that can be integrated with different operating systems to provide a more unified experience for end-users of mobile content across search, discovery, billing, and delivery.

Based upon the initial launch data, the Company believes there is an opportunity to integrate its IQ platform with new and existing mobile carriers. Mobile carriers are facing increased competition from competing mobile application storefronts and improved user experiences from other retailing, social networking, and operating system providers including Apple, Google, Amazon, and Facebook. As a result, operators are looking for new, innovative solutions to better manage their existing user experience. The IQ platform can be “whitelabeled” to allow operators to custom tailor their own unique branding experience to the customer.

In addition to improved user experiences, many operators are looking for end-to-end solutions for their mobile storefronts that include procuring and programming the content, managing the content experience, ingesting content into the content management system (CMS), securely installing and de-installing applications from the device, and integrating with the back-end elements such as billing interfaces, analytics, settlement, and reporting.

Digital Turbine Ignite is a mobile application management software that is pre-installed on devices to help operators and content providers pre-install software in a more automated and segmented fashion. This software allows operators to customize the out-of-the-box experience for customers and monetize their homescreens via Cost-Per-Install or CPI arrangements with third party software developers. The Company has launched with numerous new customers for Digital Turbine Ignite such as Telefonica, Avea Turkey, and Cellcom Israel.

Digital Turbine IQ is a User Experience and User Interface that enables customers to search and discover content from various sources including social media, search engines, and applications. Early results from the Digital Turbine IQ product indicate that customers are more satisfied and purchase more content when the IQ software is being utilized as the primary search and discovery vehicle. To date, IQ has been deployed with Boost in Australia, Cellcom in Israel, and Axis in Indonesia.

Digital Turbine Marketplace is an application storefront that manages the retailing of mobile content including features such as merchandizing, product placements, reporting, pricing, promotions, and distribution of digital goods. The Digital Turbine Marketplace is deployed with many operators around the world including with operators in Australia, Israel, Philippines, and Italy.

Digital Turbine Content is the primary revenue generating product from Digital Turbine today. It includes the distribution and licensing of content across multiple content categories including music, applications, wallpapers, eBooks, and games. The Company has its content being sold across multiple geographies including such as Australia, Israel, Turkey, Indonesia, Philippines, Italy, India and Germany.

DT Pay is a Application Programming Interface (API) that integrates between mobile operators billing infrastructure and content publishers to facilitate mobile commerce. Increasingly, mobile content publishers want to go directly to consumers to sell their content versus sell through traditional distributors such as Google Play or Apple Application Store. DT Pay allows the publishers and the operators to monetize those applications by allowing the content to be billed directly to the consumer via the operator bill. Currently DT Pay is launched in both Australia and Italy.

Logia

The Company acquired the assets of Logia Group, Ltd. on September 13, 2012. As a part of the transaction, the Company, through one or more subsidiaries acquired, among other things, the assets comprising the “LogiaDeck” software, which has been rebranded “Digital Turbine Ignite” (Ignite), and certain operator and other contracts related to the business. Ignite is a patent pending mobile application management solution that enables operators and device OEM’s to pre-install and manage applications from a single web interface. It simplifies the device launch process for operators as well as allows the Company and the operator or OEM to monetize their devices with pre-installation of applications.

Logia’s solutions for top-tier mobile operators and content providers include device application management solutions, white label app and media stores, in-app payment solutions, app-based value added services, and mobile social music and TV offerings. Logia operates in more than 20 countries and provides services to more than 50 leading mobile carriers. It has relationships with over 500 app developers and content vendors and well as business agreements with unique mobile platforms and service providers.

The largest customer of Logia is the Israeli mobile operator, Cellcom which accounts for more than 50% of Logia’s revenues. Our strategy is to combine Logia’s mobile solutions, carrier relationships and global distribution capabilities with the IQ user experience to provide a ‘best-in-class’, end-to-end solution for the Company’s carrier partners to fully monetize their mobile content catalogs as well as third-party offerings. The Company has signed contracts to license the Ignite solution with numerous global customers including Telefonica, Cellcom, and Avea.

Twistbox Entertainment, Inc.

On February 12, 2008, the Company completed its acquisition of Twistbox Entertainment, Inc. (“Twistbox”).

Twistbox is a global publisher, developer and enabler of mobile content and data services across mobile networks. Twistbox provides its services in over 14 countries supporting over 50 carriers. Since operations began in 2003, Twistbox has developed an intellectual property portfolio that includes a proprietary mobile publishing platform covering: tools that automate device management; distribution and billing technology; a mobile games development, distribution and retail platform; and a content ratings system adopted by wireless carriers globally to assist with the deployment of age-verified content. Twistbox has leveraged its intellectual property and carrier-class platforms to secure agreements with leading mobile operators throughout the world including, among others, Vodafone, Telefonica, and Orange.

Twistbox currently has a large number of distribution agreements with mobile operators and portals in Europe and North America. Twistbox currently has distribution agreements with more than 15 single territory operators in 11 countries. The strength and coverage of these relationships is of paramount importance and the ability to support and service them is a vital channel for Twistbox’s new product offerings and services.

We are still considering the future status and role of Twistbox in relation to our focus on the IQ platform. Although it is one of our active businesses, Twistbox revenues have been declining, which we expect to continue for the foreseeable future. At the same time, we are leveraging its existing customer base for offerings by IQ. While offering the IQ platform to Twistbox customers is an attractive strategy, it continues to entail significant risks, some of which are described in the “Risk Factors” set forth in our Annual Report on Form 10-K, and includes the risk that Twistbox may operate at a deficit while we work on launching the suite of IQ products, which, in turn, entails business and financial risks and the possibility of needing additional capital and the associate dilution.

MIA

On April 12, 2013, the Company, through its indirect wholly owned subsidiary organized under the laws of Australia, acquired all of the issued and outstanding stock of Mirror Image International Holdings Pty Ltd (“MIAH”). MIAH owns direct or indirect subsidiaries that we refer to as the “MIA Group”). The acquired business of the MIA Group is referred to as “MIA” in this prospectus. MIA is a leading mobile solutions provider based in Australia. MIA has extensive content licenses with major brands as well as a proprietary content management and billing integration system called “Sphere”. MIA enables experiences on connected devices by enabling the delivery of content and applications to multiple devices, across any network, in any format. The Sphere platform enables carriers, media companies and brands to work together.

Corporate Information

Our facilities and executive offices are located at 2811 Cahuenga Blvd West Los Angeles, CA 90068, and our telephone number is (323) 472-5461. Additional information about us is available on our website at www.mandalaydigital.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “MNDL.”

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, various series of debt securities and warrants to purchase any of such securities, separately or together in any combination of the foregoing for total gross proceeds of up to $30,000,000, from time to time under this prospectus. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into or exchangeable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock receive no preemptive rights under our charter documents. Upon liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. In this prospectus, we have summarized certain general features of our common stock under “Description of Capital Stock — Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and the applicable prospectus supplement, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus and the applicable prospectus supplement will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K/A for the year ended March 31, 2013, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you and are set forth below. Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K/A for the year ended March 31, 2013 or any Annual Report on Form 10-K/A or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks relating to our common stock

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the current price.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

•	quarterly variations in our revenues and operating expenses;
•	developments in the financial markets, and the worldwide or regional economies;
•	announcements of innovations or new products or services by us or our competitors;
•	fluctuations in merchant credit card interest rates;
•	significant sales of our common stock or other securities in the open market; and
•	changes in accounting principles.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

If the market price of our common stock declines, we may not be able to maintain our listing on the Nasdaq Capital Market which may impair our financial flexibility and restrict our business significantly.

The stock markets have experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many companies that may be unrelated or disproportionate to the operating results of such companies. These broad market movements may adversely affect the market price of the common stock. Our common stock is presently listed on Nasdaq. Although we are not currently in jeopardy of delisting, we cannot assure you that we will meet the criteria for continued listing and our common stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. If our common stock were to be delisted from Nasdaq, we may face a lengthy process to re-list the common stock, if we are able to re-list the common stock at all, and the liquidity that Nasdaq provides will no longer be available to investors.

The sale of securities by us in any equity or debt financing, or the issuance of new shares related to an acquisition, could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale or issuance of common stock by us in a future offering or acquisition could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company, and this could negatively impact our earnings and results of operations.

We may need to raise additional capital to grow our business, and we may not be able to raise capital on terms acceptable to us or at all.

The operation of our business and our efforts to grow our business will further require significant cash outlays and commitments. If our cash, cash equivalents and short-term investments balances and any cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through debt or equity financings, to fund our growth. We may not be able to raise needed cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the fair market value of our common stock. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about our business or us. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

We do not anticipate paying dividends.

We have never paid cash or other dividends on our common stock. Payment of dividends on our common stock is within the discretion of our Board of Directors and will depend upon our earnings, our capital requirements and financial condition, and other factors deemed relevant by our Board of Directors. However, the earliest our Board of Directors would likely consider a dividend is if we begin to generate excess cash flow.

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) collectively beneficially own approximately 61% of our outstanding common stock. As a result, this group will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and, accordingly, this group could cause us to enter into transactions or agreements that we would not otherwise consider.

If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting. We are in the process of strengthening and testing our system of internal controls. The process of implementing our internal controls and complying with Section 404 is expensive and time consuming and requires significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. We currently have material weaknesses, as discussed in our Annual Report on Form 10-K/A for the year ended March 31, 2013. If we discover a material weakness or a significant deficiency in our internal control, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, if we fail to comply with the applicable portions of Section 404, we could be subject to a variety of administrative sanctions, including ineligibility for short form resale registration, action by the SEC, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business.

Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The requirements of these rules and regulations has resulted in an increase in our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may place undue strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. For example, we depend on the reports of wireless carriers for information regarding the amount of sales of our products and services and to determine the amount of royalties we owe branded content licensors and the amount of our revenues. These reports may not be timely, and in the past they have contained, and in the future they may contain, errors.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

The Sarbanes-Oxley Act makes it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required in the future to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified directors, and officers will be significantly curtailed.

The ownership interest of our current stockholders will be substantially diluted if our outstanding securities convertible and/or exercisable into shares of our common stock are converted and/or exercised.

As of June 28, 2013, we had an aggregate of approximately $4,133,080 of Convertible Notes convertible into 4,218,234 shares of our common stock, and warrants to purchase 4,084,025 shares of our common stock. To the extent our outstanding securities convertible and/or exercisable into shares of our common stock are converted and/or exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares of common stock eligible for resale into the public market. Sales of such shares of common stock could adversely affect the market price of our common stock.

Shares eligible for future sale.

As of June 14, 2013, 14,699,345 of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly. Shares of restricted common stock are generally available for resale following a six month holding period. As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this prospectus or the documents incorporated by reference. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Our limited cash and a history of losses;
•	Our ability to complete customer transactions and strategic acquisitions;
•	Risks and costs associated with product development;
•	The outcome of our plans for future operations and growth;
•	Successful integration of acquired businesses;
•	Economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	The highly competitive nature of our industry;
•	Our ability to attract and retain qualified managers and skilled employees;
•	Our ability to raise sufficient capital when needed, or at all;
•	Local, regional, national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession;
•	Political instability, acts of war or terrorism, or natural disasters;
•	Continued volatility in the credit and equity markets and the resulting effect on the general economy; and
•	Our success at managing the risks involved in the foregoing items.

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus or any prospectus supplement or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Forward-looking statements may be contained in this prospectus or any prospectus supplement (and the documents incorporated by reference herein or therein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K/A or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in us should consider all risks and uncertainties disclosed in our filings with the SEC described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities under this prospectus will be used for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, and any other purposes that we may specify in any prospectus supplement. In addition, we may use a portion of any net proceeds towards strategic acquisitions and alliances. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

We have 202,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, of which 100,000 have been designated as Series A Convertible Preferred Stock, par value $0.0001 per share, or Series A Preferred Stock. As of June 28, 2013, we had 20,448,224 shares of common stock outstanding and 100,000 shares of our Series A Preferred Stock outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock have are not entitled to preemptive or subscription rights to purchase any of our securities under our charter documents.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNDL.” American Stock Transfer is the transfer agent and registrar for our common stock. Its address is 6201 15th Avenue Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have 100,000 shares of our Series A Preferred Stock designated, and as of June 28, 2013, we had 100,000 shares of our Series A Preferred Stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.

Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock. The number of authorized shares of preferred stock may be increased or decreased, but not decreased below the number of shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any other outstanding securities issued by us that are convertible into or exercisable into preferred stock, by the affirmative vote of the holders of a majority of our common stock without a vote of the holders of preferred stock, or any series of preferred stock, unless a vote of any such holder is required pursuant to the terms of such series of preferred stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms (which terms have not currently been determined and are not currently known) of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if applicable;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Any prospectus supplement filed in connection with an offering of preferred stock will describe all material terms of such series of preferred stock and all material terms of any common stock, if any, issuable upon conversion of such preferred stock. However, the description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations or the certificate of amendment to our certificate of incorporation relating to the applicable series of preferred stock, together with our bylaws. The registration statement of which this prospectus forms a part currently does or will in the future include the certificate of designations or the certificate of amendment and our bylaws as exhibits or incorporate them by reference.

The preferred stock will, if and when issued, be fully paid and non-assessable.

Series A Convertible Preferred Stock

Our Series A Convertible Preferred Stock has a par value of $0.0001 per share. While shares of our Series A Preferred Stock are outstanding, holders of the Series A Preferred Stock are entitled to receive any dividends if and when declared by the Company’s board of directors on the Company’s common stock on an as converted basis.

The Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock based on dividing the original purchase price plus the amount of any accumulated but unpaid dividends, by the conversion price then in effect (as may be adjusted).

The Series A Preferred Stock is entitled to vote together with the common stock as a single class (on an as if converted basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Series A Preferred under law or the General Corporation Law of the State of Delaware.

The Series A Preferred Stock is entitled to receive, prior and in preference to our common stock or any other class designated as junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of its insolvency, an amount per share equal to the greater of (i) $10.00 per share of Series A Preferred Stock (subject to certain adjustments) or (ii) such amount per share as would have been payable had the Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. Each holder of Series A Preferred Stock also has the right to a cash-out election in the event of certain transactions, including a consolidation or merger of the Company (excluding a transaction involving a reincorporation or a merger with a wholly-owned subsidiary), a sale of all or substantially all of the assets of the Company, the issuance by the Company in a single or integrated transaction shares of common stock (or securities convertible into common stock) representing a majority of the shares of common stock outstanding immediately following such issuance, or any other form of acquisition where the Company is the target and a change of control occurs such that the acquirer has the power to elect a majority of the Company’s board of directors.

Anti-Takeover Effects of Certain Provisions of Delaware Law

The following is a summary of certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.  We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms (which terms have not currently been determined and are not currently known) of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of,

The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock or warrants to purchase debt securities. Warrants may be issued independently or together with other securities offered under any prospectus supplement. The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms (which terms have not currently been determined and are not currently known) of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the warrant and/or the warrant agreement and warrant certificate, as applicable, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A warrant agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Manatt, Phelps & Phillips LLP, Los Angeles, California. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement. Manatt, Phelps & Phillips, LLP owns 552,857 shares of common stock and warrants to purchase an additional 23,214 shares of common stock of the Company.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended March 31, 2013 have been so incorporated in reliance on the report of SingerLewak LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. The following documents have been previously filed by us with the SEC pursuant to the Exchange Act and are hereby incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part:

•	Our Annual Report on Form 10-K for the year ended March 31, 2013, filed with the SEC on July 1, 2013 as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on July 2, 2013;
•	Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on April 12, 2013, April 17, 2013, April 18, 2013, May 30, 2013, May 30, 2013, May 31, 2013, June 11, 2013, June 26, 2013, July 12, 2013, July 12, 2013 and July 17, 2013 (but excluding the portions of such reports expressly noted as being furnished and not filed); and
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 2013.

Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus will also be deemed incorporated by reference in this prospectus and considered to be part of this prospectus from the date those documents are filed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. If you make a request, orally or in writing, for any information that has been incorporated by reference into this prospectus but not delivered with this prospectus, we will provide you, without charge, a copy of any or all of that information. Requests for this information should be submitted in writing to our Secretary, at our principal executive offices at Mandalay Digital Group, Inc., 2811 Cahuenga Blvd West, Los Angeles, California 90068 or by telephone at (323) 472-5461.

This prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus, or any prospectus supplement. No one else is authorized to provide you with different information. You should not rely on any other representations. We are not making an offer of these securities in any state where the offer is not permitted. Our affairs may change after this prospectus or any prospectus supplement is distributed. You should not assume that the information in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing or incorporated by reference into this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a web site that contains information about us at http://www.mandalaydigital.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered thereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered thereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined and copied (upon payment of applicable fees) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The registration statement is also available to you on the SEC’s web site, http://www.sec.gov.

4,838,710 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann & Co., Inc.

August 16, 2013